UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2008

R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary NC	27513
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number,
including area code:
(919) 297-1600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.
     On July 14, 2008, R.H. Donnelley Corporation (“RHD”) granted stock appreciation rights (“SARs”) covering an aggregate of 1,233,867 shares of its common stock, par value $1.00 per share, under the R.H. Donnelley Corporation 2005 Stock Award and Incentive Plan (the “2005 Plan”) in connection with the completion of its offer to eligible employees to exchange (the “Offer”) certain outstanding options to purchase shares of common stock and SARs for new SARs covering fewer shares with an exercise price equal to the average of the high and low market prices of RHD’s common stock as reported by the New York Stock Exchange on the trading date immediately preceding the grant date, or $1.69 per share, subject to new vesting terms.
     Options and SARs that were eligible for exchange in the Offer (“Eligible Awards”) included outstanding options and SARs with exercise prices no less than $10 per share, granted under any of the following plans (collectively, the “Plans”):
•	2005 Plan;

•	R.H. Donnelley Corporation 1991 Key Employees’ Stock Option Plan;

•	R.H. Donnelley Corporation 2001 Stock Award and Incentive Plan;

•	Dex Media, Inc. 2004 Incentive Award Plan;

•	Dex Media, Inc. 2002 Stock Option Plan;

•	R.H. Donnelley Corporation 2001 Partnershare Plan;

•	R.H. Donnelley Corporation 1998 Partnershare Plan; and

•	Business.com, Inc. 2004 Stock Option Plan.
RHD made the Offer upon the terms and conditions described in the Offer to Exchange, dated June 12, 2008, and in the accompanying cover letter, election form and notice of withdrawal (together, the “Offer to Exchange”), which were filed as Exhibits (a)(1)(i), (a)(1)(ii), (a)(1)(iii) and (a)(1)(v), respectively, to RHD’s Schedule TO filed with the Securities and Exchange Commission (the “SEC”) on June 12, 2008. All employees of RHD or one of its subsidiaries on June 12, 2008 that neither ceased to be an employee nor submitted or received notice of termination of employment prior to July 14, 2008, the date on which RHD accepted and cancelled the tendered Eligible Awards, were eligible to participate in the Offer (the “Eligible Employees”). Non-employee directors and former employees were not eligible to participate in the Offer.
     Pursuant to the Offer, RHD accepted for exchange and cancelled an aggregate of 4,630,626 options to purchase and SARs covering shares of its common stock, representing approximately 78% of the Eligible Awards. Included in this figure are options to purchase and SARs covering 2,378,246 shares of common stock tendered by executive officers of RHD.
     The new SARs granted pursuant to the offer have a term of seven years. In the event RHD terminates a holder of a new SAR for “cause” or a holder voluntarily terminates his or her employment with RHD, the new SARs will be immediately cancelled and forfeited. Once vested, assuming new SARs are not forfeited in accordance with the preceding sentence, the new SARs will be exercisable for a period of one year following termination of employment (so long as, if applicable to the holder, any stock price appreciation targets (as described below) are satisfied or deemed satisfied), but in no event following the expiration date of the new SARs.
     The new SARs are stock-settled SARs with an exercise price of $1.69 per share, and they vest as to one-third of the underlying shares on each of the first three anniversaries of the grant date. Vesting of the SARs is subject to acceleration in cases in which (a) RHD terminates the employment of a holder for reasons other than “cause” or a Senior Management Member has good reason (as defined in the applicable employment agreement or severance plan) to terminate his or her employment, in either case, within two years after a change in control of RHD, or (b) a holder’s employment terminates due to death, disability or retirement. The “Senior Management Members” are those of RHD’s “named executive officers” listed in the “Summary Compensation Table — Fiscal 2007” in RHD’s proxy statement for its 2008 annual meeting of stockholders, three other members of RHD’s executive committee and the three general managers of sales, in each case, who elected to participate in the Offer. For Senior Management Members, vesting is also subject to acceleration upon a change in control of RHD. Vesting and exercise rights are contingent upon continued employment through the applicable vesting date and, if applicable, through the date that stock price appreciation targets (as described below) are satisfied or deemed satisfied.

     In addition to the three-year service-based vesting requirements for all new SARs, the exercisability of new SARs granted to Senior Management Members also are conditioned upon the achievement of the following stock price appreciation targets: (a) the first vested tranche of new SARs will not be exercisable by any Senior Management Member until RHD’s stock price equals or exceeds $20 per share; (b) the second vested tranche of new SARs will not be exercisable by any Senior Management Member until RHD’s stock price equals or exceeds $30 per share; and (c) the third and final vested tranche of new SARs will not be exercisable by any Senior Management Member until RHD’s stock price equals or exceeds $40 per share. These stock price appreciation targets will be deemed satisfied if, at any time during the life of the new SARs, the average closing price of RHD’s common stock on the New York Stock Exchange during any ten consecutive trading days equals or exceeds the specified target stock price; provided, however, that otherwise vested SARs that do not become exercisable prior to their expiration date due to the failure to achieve these performance conditions will terminate.
     These performance conditions to exercisability of the new SARs granted to Senior Management Members shall be deemed satisfied prior to achievement of the respective stock price appreciation targets, as follows: in the event of (a) involuntary termination of a Senior Management Member by RHD without Cause or voluntary termination by a Senior Management Member for Good Reason, (b) a Change in Control of RHD, or (c) death, disability or retirement of a Senior Management Member, the next higher stock price appreciation target will be deemed satisfied such that new SARs previously not subject to exercise by virtue of not yet having satisfied the next higher stock price appreciation target shall become immediately exercisable. As a result, these events effectively accelerate the exercisability of one-third of the total new SARs granted to each Senior Management Member if any stock price appreciation target has yet to have been met at that time. In the event of involuntary termination of a Senior Management Member by RHD without Cause or voluntary termination by a Senior Management Member for Good Reason within two years following a Change in Control, all stock price appreciation targets will be deemed satisfied such that all new SARs will be immediately exercisable. “Cause,” “Change in Control” and “Good Reason” as used in this paragraph have the meanings given to them under any Senior Management Member’s employment agreement with RHD, or if none, the severance plan applicable to such Senior Management Member.
     Compliance with certain restrictions contained in the 2005 Plan, including non-compete, non-solicitation and non-disclosure provisions, is a pre-condition to a holder’s right to realize and retain any gain from the SARs.
     The Offer was conducted in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), for securities exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. The shares to be issued upon exercise of the new SARs have been or will be registered under the Securities Act on registration statements on Form S-8 filed with the SEC.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)     The information disclosed under Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.
     The following table sets forth the names of the named executive officers of RHD who participated in the Offer, the number of shares underlying their accepted and cancelled Eligible Awards, and the number of shares underlying their new SARs granted on July 14, 2008:

	Shares Underlying	Shares Underlying
Name	Eligible Awards	New SARs
David C. Swanson	1,461,516(1)	370,567
Steven M. Blondy	469,873(2)	141,614
George F. Bednarz	294,139(3)	65,339

(1)	The exercise prices of Mr. Swanson’s Eligible Awards ranged from $25.54 to $74.31.

(2)	The exercise prices of Mr. Blondy’s Eligible Awards ranged from $25.54 to $74.31.

(3)	The exercise prices of Mr. Bednarz’s Eligible Awards ranged from $15.31 to $74.31.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of New SAR Agreement for Senior Management Members

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation
By:	/s/ Mark W. Hianik
	Name:	Mark W. Hianik
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: July 17, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form of New SAR Agreement for Senior Management Members